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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 --------------


                                    FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               -----------------


                                  May 9, 2003
                Date of Report (Date of Earliest Event Reported)


                             WCI COMMUNITIES, INC.
               (Exact Name of Registrant as Specified in Charter)


       DELAWARE                        1-9186                   59-2857021
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
    of Incorporation or                                     Identification No.)
       Organization)


  24301 Walden Center Drive                                        34134
Bonita Springs, Florida  34134                                  (Zip Code)
   (Address of Principal
    Executive Office)


                                 (239) 947-2600
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)



ITEM 5.  OTHER EVENTS

         The Board of Directors approved the purchase of up to one million (1,000,000) shares of WCI Communities, Inc. (the "Company") common stock. Additional parameters imposed by the Board of Directors on the common stock repurchase include a purchase price below current book value and only a repurchase of shares not registered under the Securities Act of 1933, as amended, thus not contracting the public market float.
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         On May 9, 2003, the Company signed an agreement with Citicorp Venture
Capital Ltd., a New York limited partnership and shareholder owning more than ten percent (10%) of the outstanding shares of the Company's common stock, to repurchase in a private transaction 1,000,000 shares of the Company's unregistered commons stock at a below book value price of $13.00 per share.

         The unregistered common shares repurchased by the Company will become treasury stock and thereby reduce the number of outstanding shares by 1,000,000 shares to 43,448,244. The transaction will be finalized and the stock delivered to the Company the week of May 12, 2003.


                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 WCI COMMUNITIES, INC.




                                 By: /s/ James P. Dietz
                                     -----------------------------------
                                     Name:   James P. Dietz
                                     Title:  Senior Vice President and Chief
                                             Financial Officer



Date:  May 12, 2003